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                                                                    Exhibit 99.5


                      [SALOMON SMITH BARNEY LETTERHEAD]


TO: Holders in certain states* of AT&T Corp. Liberty Media Group tracking stock



In order to comply with the securities laws and regulations of the certain states* listed below and on behalf of Liberty Media Corporation, we enclose a Prospectus forming part of the Registration Statement and related materials concerning the issuance to you of shares of Series A Common Stock and Series B Common Stock of Liberty Media Corporation (the "Liberty Media Stock") in connection with the redemption by AT&T Corp. of its outstanding shares of Liberty Media Group tracking stock. Please read the enclosed materials for information concerning these matters.

We have been advised that the offer and sale in certain states of the Liberty Media Stock may be made only by dealers registered therein. We are forwarding the enclosed materials only as an accommodation to Liberty Media Corporation and we do not assume any responsibility for the accuracy or completeness of the statements made in such materials. The offering of Liberty Media Stock is made only by the enclosed materials and this letter is not intended to constitute an offer of any securities.

                                                Very truly yours,

                                                SALOMON SMITH BARNEY








*Alabama                      Massachusetts                 Puerto Rico
 Arizona                      Michigan                      Rhode Island
 Delaware                     Mississippi                   South Carolina
 Florida                      Missouri                      U.S. Virgin Islands
 Hawaii                       Montana                       Utah
 Idaho                        Nevada                        Vermont
 Indiana                      New Hampshire                 Virginia
 Iowa                         New Jersey                    Washington
 Maine                        North Dakota                  West Virginia
 Maryland                     Oklahoma                      Wyoming